Exhibit 10.1

LEASE AGREEMENT

THIS LEASE AGREEMENT is made as of this 1st day of September, 2006, between ARE-PA REGION NO. 6, LLC, a Delaware limited liability company (“Landlord”), and AUXILIUM PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

BASIC LEASE PROVISIONS

Address:	102 Witmer Road, Horsham, Pennsylvania 19044-2211

Premises:	That portion of the Project, containing approximately 50,000 rentable square feet, as shown on Exhibit A, together with the Building Infrastructure (as defined below).

Project:	The real property on which the building (the “Building”) and the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent: $166,666.67, per month

Rentable Area of Project: 50,000 sq. ft.

Security Deposit: $1,900,000

Rentable Area of Premises: 50,000 sq. ft.

Tenant’s Share of Operating Expenses: 100%

Target Commencement Date: September 1, 2006

Rent Commencement Date: 90 days after the Commencement Date

Rent Adjustment Percentage:	3.5% (for Base Term)
4.0% (Extension Term)

Base Term:	Beginning on the Commencement Date and ending 120 months from the first day of the first full month following the Rent Commencement Date

Permitted Use:	research and development laboratory, manufacturing, and related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:	Landlord’s Notice Address:
385 E. Colorado Blvd., Suite 299 Pasadena, California 91101 Attention: Accounts Receivable	385 E. Colorado Blvd., Suite 299 Pasadena, California 91101 Attention: Corporate Secretary

Tenant’s Notice Address:
Auxilium Pharmaceuticals, Inc. Attention: General Counsel 40 Valley Stream Parkway Malvern, Pennsylvania 19355

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

☒ EXHIBIT A - PREMISES DESCRIPTION	☒ EXHIBIT B - DESCRIPTION OF PROJECT
☒ EXHIBIT C - WORK LETTER	☒ EXHIBIT D - COMMENCEMENT DATE
☒ EXHIBIT E - RULES AND REGULATIONS	☒ EXHIBIT F - TENANT’S PERSONAL PROPERTY
☒ EXHIBIT G - BUILDING INFRASTRUCTURE	☒ EXHIBIT H - CONSENT TO PROPERTY ACCESS AGREEMENTS

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1. Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord.

2. Delivery; Acceptance of Premises; Commencement Date. Landlord has contracted to purchase the Property from Neose Technologies, Inc., a Delaware corporation (“Neose”), pursuant to the terms and conditions of a Purchase and Sale Agreement and Joint Escrow Instructions dated September 1, 2006 (“Landlord/Neose PSA”). Under the Landlord/Neose PSA, Landlord is to close thereunder and acquire fee title to the Property on or about the Target Commencement Date. As a result, Landlord shall make the Premises available to Tenant for Tenant’s Work under the Work Letter at such time (if any) that Landlord acquires title to the Property and Tenant’s delivery of evidence of the insurance required hereby and by the Work Letter (“Delivery” or “Deliver”). If Landlord fails or is unable to Deliver the Premises (including a failure or inability of closing to occur under the Landlord/Neose PSA for any reason whatsoever), Landlord shall not be liable to Tenant for any loss or damage whatsoever resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Premises within 30 days of the Target Commencement Date for any reason other than Force Majeure Delays, this Lease may be terminated by Landlord or Tenant by written notice to the other, and if so terminated by either: (a) the Security Deposit and the first month’s Base Rent shall be returned to Tenant in full, and (b) neither Landlord nor Tenant shall have any further rights, duties, obligations, or liabilities under this Lease, except with respect to provisions which expressly survive termination of this Lease. As used herein, the terms “Tenants’ Work” and “Force Majeure Delays” shall have the meanings set forth for such terms in the Work Letter. If neither Landlord nor Tenant elects to void this Lease within 5 business days of the lapse of such 30 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.

The “Commencement Date” shall be the date on which Landlord closes under the Landlord/Neose PSA and acquires fee title to the Property. The “Rent Commencement Date” shall be the date that is 90 days after the Commencement Date. Landlord shall notify Tenant in writing of the Commencement Date and, within 10 business days thereafter, Landlord and Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the Rent Commencement Date, and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above in the Basic Lease Provisions and any Extension Terms that Tenant may elect pursuant to Section 39 hereof.

Except as set forth in the Work Letter, if applicable: (i) Tenant shall accept the Premises in their condition as of the Commencement Date, subject to all applicable Legal Requirements (as defined in Section 7 hereof); (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein. WITHOUT LIMITING THE FOREGOING, LANDLORD MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE BUILDING INFRASTRUCTURE, EITHER AS TO ITS MERCHANTABILITY, FITNESS FOR USE, DESIGN, OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO COMPLIANCE WITH LEGAL REQUIREMENTS, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, OR AS TO LANDLORD’S TITLE THERETO OR OTHERWISE, IT BEING AGREED THAT TENANT IS TO BEAR ALL SUCH RISKS.

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3. Rent.

(a) Base Rent. The first month’s Base Rent and the Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord. Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on the first day of each calendar month during the Term hereof after the Rent Commencement Date, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

(b) Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4. Base Rent Adjustments. Base Rent shall be increased: (i) pursuant to the terms and conditions of Section 4 of the Work Letter relating to the Initial Tenant Improvement Allowance and Additional Tenant Improvement Allowance elected to be used by Tenant thereunder, and (ii) on each anniversary of the first day of the first full month during the Term of this Lease (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date; provided, however, that in no event shall the amount of the TI Allowance be included in the Base Rent for purposes of calculating the annual increases in the Base Rent under this Section 4. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

5. Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. During each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

The Rent provided for under this Lease is intended to provide Landlord with an absolutely “net” return on its ownership of the Project, free of all costs of operating, owning, maintaining, and repairing the Project, and without any obligation for Landlord to provide any services to Tenant or with respect to the Project. Accordingly, the term “Operating Expenses” means the following costs and expenses incurred or accrued each calendar year by Landlord with respect to the Project:

(a)	Taxes (as defined in Section 9);

(b)	Landlord’s insurance premiums as set forth in this Lease;

(c)	Management fee (which shall not exceed 1.5% of the then applicable Base Rent [for purposes of this clause (c), the applicable Base Rent shall not include the amount of the TI Allowance]); and

(d)	Any other cost or expense that Landlord may incur or be subject to in connection with the management, maintenance, operation, repair, replacement, and/or capital improvements

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of or to the Project, including, but not limited to, costs incurred or related to any Legal Requirements; provided, however, that the provisions of this clause (d) do not, and are not intended to, expand or enlarge Landlord’s rights and obligations under this Lease.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 90 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 90 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected by Tenant from among the 5 largest in the United States, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 4% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated.

“Tenant’s Share” shall be the percentage set forth in the Basic Lease Provisions as Tenant’s Share. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6. Security Deposit. Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth in the Basic Lease Provisions, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance reasonably satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution reasonably satisfactory to Landlord (“Bank”), and (v) redeemable by presentation of a sight draft in the state of Landlord’s choice. The Letter of Credit shall be maintained in effect, whether through renewal or

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extension, for the period commencing on the Commencement Date and continuing until the expiration of the Term, and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least 60 days before the expiration of the Letter of Credit then held by Landlord, without any action whatsoever on the part of Landlord. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any documented damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Upon any such use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth in the Basic Lease Provisions. Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Upon any such use of all or any portion of the Security Deposit, Tenant shall, within 5 days after demand from Landlord, restore the Security Deposit to its original amount. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, replace the Letter of Credit with a new Letter of Credit from another Bank. If Tenant desires to replace the Letter of Credit, the replacement Letter of Credit shall be subject to all the terms and conditions of this Section 6. In connection with any such replacement of the Letter of Credit by Tenant, Tenant shall, at its sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such replacement, and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

If at any time during the Term of this Lease Tenant meets or exceeds the requirements listed below (collectively, the “Reduction Requirements” and each a “Reduction Requirement”), then the Security Deposit shall be reduced to an amount equal to $1,000,000 (the “Reduced Security Deposit”). The Reduction Requirements are: (i) Tenant’s stock shall be listed on either the New York Stock Exchange or the NASDAQ stock market, (ii) Tenant’s publicly traded common stock shall have achieved a market value of at least $400,000,000, and (iii) Tenant has achieved positive cash flow for four (4) consecutive quarters. For purposes of this paragraph, “positive cash flow” means that, based on financial statements delivered to Landlord that shall have been prepared in accordance with generally accepted accounting principles consistently applied and certified by an officer of Tenant as being correct

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and complete in all material respects and fairly present the results of the operations of Tenant for the periods indicated, all cash funds derived from the operations of Tenant (including interest received on reserves but excluding non-recurring revenue or receipts or acquisition costs), without reduction for any non-cash charges, exceeds cash funds used to pay current expenses and to pay or establish reasonable reserves for future expenses, debt payments, capital improvements and replacements. If Tenant provides Landlord with written evidence reasonably satisfactory to Landlord Tenant has met the Reduction Requirements, then Landlord shall return the unapplied portion of the Security Deposit then held by Landlord, less the Reduced Security Deposit, to Tenant within 60 days of Tenant’s delivery of such written evidence. If Landlord returns to Tenant any portion of the Security Deposit in accordance with this Section, then from and after the date such monies are returned to Tenant, the “Security Deposit” shall be deemed to be the Reduced Security Deposit for all purposes of this Lease.

The Reduced Security Deposit shall be increased in accordance with the terms of this Section if (i) Tenant is in Default hereunder, or (ii) Tenant fails at any time after reduction of the Security Deposit to continue to meet the Reduction Requirements for 2 consecutive quarters. Landlord shall have the right (not to be exercised more than 2 times per calendar year) to request written evidence from Tenant that Tenant continues to meet the Reduction Requirements. If Tenant is in Default under the Lease or fails to continue to meet the Reduction Requirements, the Security Deposit shall be increased to its original amount as of the Commencement Date. Such increased Security Deposit shall be paid to Landlord within 10 days of Landlord’s written demand, in the case of Tenant’s Default under the Lease, or within 10 days of Landlord’s written demand, in the case of Tenant’s failure to meet the Reduction Requirements. If Tenant is required to increase the Reduced Security Deposit in accordance with this Section, then from and after the date such monies are deposited with Landlord, the “Security Deposit” shall be deemed to be the amount then held by Landlord hereunder.

7. Use. The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA. Tenant shall reimburse Landlord as Operating Expenses for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall not place any machinery or equipment weighing 2,500 pounds or more in or upon the Building or transport or move such items in the Building elevators weighing 1,000 pounds or more without the prior written consent of Landlord (which consent shall not be unreasonably withheld). Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

Tenant, at its sole expense, shall make any alterations or modifications to the Premises that are required by any Legal Requirements. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the

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same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with compliance of the Legal Requirements, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises (including, but not limited to, the Building Infrastructure) to comply with any Legal Requirement.

8. Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly base rental shall be equal to 150% of Base Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over (including consequential damages if Landlord has advised Tenant in advance of any particular consequential damages that Landlord may incur or suffer as a result of Tenant’s holding over, including, without limitation, consequential damages that Landlord may incur or suffer by reason of Landlord’s inability to lease the Premises or deliver occupancy to a particular tenant or sell the Project or deliver occupancy to a particular buyer pursuant to a signed lease or agreement of sale). No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9. Taxes.

(a) Landlord shall pay, and shall charge to Tenant as part of Operating Expenses, all real estate taxes, levies, assessments and governmental charges of any kind assessed upon the Project (collectively referred to as “Taxes”) imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by, any Governmental Authority, or (v) imposed as a license or other fee on Landlord’s business of leasing space in the Project. Landlord or Tenant (subject to the provisions of this Section 9) may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include (A) any net income taxes imposed on Landlord (unless such net income taxes are in substitution for any Taxes payable hereunder); (B) any franchise, gross receipts, excise, corporation, capital levy, excess profits, revenue, inheritance, devolution, gift, estate, payroll or stamp tax, by any Governmental Authority imposed or howsoever designated; and (C) any tax upon the sale, transfer, and/or assignment of the title or estate of Landlord that at any time may be assessed against or become a lien upon the Premises or the leasehold estate therein or the rent accruing therefrom (but excluding any increase in real property taxes resulting from, or arising out of, such sale, transfer, or assignment). If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, Landlord shall have the right, but not the obligation, to pay such Taxes. The amount of any such payment by Landlord shall be charged to Tenant as part of the Operating Expenses.

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(b) Tenant shall pay prior to delinquency all taxes and other charges assessed, levied, or imposed upon Tenant’s use and occupancy of the Premises or upon the personal property, fixtures, furnishings, equipment, and other property owned by Tenant or leased to Tenant under this Lease and located in the Premises (including, but not limited to, the Building Infrastructure [as defined below]) regardless of whether any such property constitutes real or personal property. Tenant shall remit to Landlord any state and/or local sales and use taxes applicable to the fixtures, furnishings, equipment, and other personal property leased to Tenant hereunder (including, but not limited to, the Building Infrastructure) in such a manner that Landlord will be able to pay such taxes to the applicable authority not less than ten (10) days before delinquency. If Tenant determines that any such fixtures, furnishings, equipment, or other property leased to Tenant hereunder (including, but not limited to, the Building Infrastructure) are excluded or exempt from any state and/or local sales and use taxes, Tenant shall deliver to Landlord a written certification stating such exemption and written evidence supporting it both in form and substance required by applicable Legal Requirements and reasonably satisfactory to Landlord. At Landlord’s request, such certification shall be updated in writing and delivered to Landlord.

(c) If Tenant desires to protest or contest any assessment or reassessment for Taxes, or the validity thereof, or of any change in assessments or rates (collectively, a “Tax Contest”), Tenant shall request Landlord to do so. If Landlord declines to do so within 30 days after receipt of such request, Tenant shall then have the right, by appropriate proceedings, to initiate the Tax Contest by so notifying Landlord provided that no Default then exists under this Lease and provided further that during the pendency of the Tax Contest, (i) Landlord is not subjected to any liability, fine, or penalty for non-payment, (ii) the Tax Contest stays the enforcement of the assessment or reassessment for Taxes, and (iii) the delay in complying with the assessment or reassessment for Taxes does not subject Landlord to possible loss or damage or the Project to possible foreclosure or loss. In any Tax Contest undertaken hereunder, Tenant may act in its own name and/or in the name of Landlord and Landlord shall, at Tenant’s request and expense, cooperate with Tenant in any way that Tenant may reasonably require in connection with the Tax Contest provided such cooperation is in compliance with the Legal Requirements. Any costs incurred by Landlord in connection with the Tax Contest (including, but not limited to, reasonable attorneys’ fees and consultants expenses) shall form a part of the Operating Expenses and shall be reimbursed by Tenant as part thereof. Any Tax Contest conducted by Tenant hereunder shall be at Tenant’s sole cost and expense and if interest or rate changes become payable with respect to the Taxes solely as the result of the Tax Contest, Tenant shall pay such interest or rate changes as part of the Operating Expenses. Tenant shall provide any security required by any Legal Requirement. Tenant shall be solely responsible for any penalties, interest, or late charges imposed on Landlord for the Taxes. On the termination of any Tax Contest, Tenant shall promptly pay to Landlord the amount of the Taxes as provided herein as finally determined in the Tax Contest, the payment of which may have been deferred during the prosecution of the Tax Contest. If any Tax Contest by Tenant shall result in the reduction or avoidance of such assessment or rate increase, Tenant shall be entitled to receive or retain Tenant’s Share of the amount of such reduced or avoided increase in Taxes attributable to the Term.

10. Parking. Tenant shall have an exclusive license to park in the parking areas located within the Project, subject to Landlord’s reasonable rules and regulations and all matters of record. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties.

11. Utilities, Services.

(a) Tenant shall be responsible for providing water, electricity, heat, light, power, telephone, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection and janitorial services to the Premises (collectively, “Utilities”). Tenant shall pay directly to the Governmental Authority or Utility provider, prior to delinquency, the cost of all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any

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taxes, penalties, surcharges or similar charges thereon. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Landlord shall have no duty or obligation to provide any Utilities to the Premises, but Landlord shall reasonably cooperate with Tenant (without any out of pocket cost or expense to Landlord) by executing any forms or certificates to extend any Utilities to the Premises, which forms or certificates shall be reasonably acceptable to Landlord in both form and substance. Any such Utilities extended to the Premises shall be installed subsurface, shall minimize any intrusive impact on the Project, and in all events shall not diminish the value, marketability, or utility of the Project.

(b) An emergency generator is located within the Project and Tenant shall have the exclusive right to use the generator to provide emergency back-up electrical power to the Premises. Tenant, at its sole cost, shall contract with a reputable and qualified third party to maintain the emergency generator as per the manufacturer’s standard maintenance guidelines. Tenant shall deliver a true and complete copy of such contract to Landlord. Landlord shall have no obligation to provide Tenant with operational emergency generators or back-up power or to supervise, oversee or confirm that the third party maintaining the emergency generator is maintaining it as per the manufacturer’s standard guidelines or otherwise. During any period of replacement, repair or maintenance of the emergency generator when the emergency generator is not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such emergency generator will be operational at all times or that emergency power will be available to the Premises when needed. Tenant shall be responsible for maintaining, repairing, and replacing the fuel tank (“Fuel Tank”) that provides fuel to the generator. Tenant, at its cost, shall comply with all applicable Legal Requirements that may now or hereafter be applicable to the area in which the Fuel Tank is located or to the use, operation, repair, removal, maintenance, and replacement of the Fuel Tank. The applicable Legal Requirements include, but are not limited to, Legal Requirements (a) requiring that Tenant obtain the necessary permits for the installation, use, operation, repair, removal, maintenance, and replacement of the Fuel Tank, (b) prohibiting oil or petroleum pollution, (c) requiring the person discharging or permitting the discharging of oil or petroleum or participating in the discharge or spilling of oil or petroleum to report such discharge or spill to the proper Governmental Authorities, (d) requiring the removal of spilled oil or petroleum, and (e) requiring certain inspections, gauging, and recordkeeping. Tenant shall pay all costs, expenses, claims, fines, penalties, and damages that may in any manner arise out of or be imposed because of the failure of Tenant to comply with this Section. Tenant shall indemnify, defend, and hold harmless Landlord and its officers, members, directors, employees, managers, employees, agents, and contractors from all claims, injuries, damages, costs, expenses, losses, and liabilities (including, but not limited to, attorneys’ fees) arising from Tenant’s failure to comply with this Section. Each party shall promptly give notice to the other of any notice of violation received by each party. Tenant, at its sole cost, shall maintain, repair, and keep in good condition the Fuel Tank and all related piping, venting, and metering devices.

12. Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems or the Building Infrastructure, but which shall otherwise not be unreasonably withheld or delayed. Tenant may construct Alterations in the Premises that do not affect the structure, the Building Systems, the Building Infrastructure, or the exterior of the Building without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $150,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts, and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 10 business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may, as part of Landlord’s written approval, impose such reasonable conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable discretion. Any request for approval shall be in

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writing, delivered not less than 10 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts, the impact (if any) such alterations may have on the Building Infrastructure, and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent within 10 business days after receipt of any invoice an amount equal to 5% of the cost of the Alterations, which cost individually or in the aggregate over $150,000, to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision (such 5% charge, however, shall not apply to the Tenant Improvements made pursuant to the Work Letter) . Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Legal Requirements. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

Tenant shall make arrangements reasonably satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

Other than (i) the items, if any, listed on Exhibit F attached hereto, (ii) any items agreed by Landlord and Tenant in writing to be included on Exhibit F in the future, and (iii) any trade fixtures, machinery, equipment and other personal property not paid for out of the TI Fund (as defined in the Work Letter) which may be removed without material damage to the Premises, which damage shall be repaired (including capping or terminating utility hook-ups behind walls) by Tenant during the Term (collectively, “Tenant’s Property”), all property of any kind paid for with the TI Fund, all Alterations, real property fixtures, built-in machinery and equipment, built-in casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises such as fume hoods that penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, “Installations”) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof in accordance with Section 28 following the expiration or earlier termination of this Lease; provided, however, that Landlord shall, at the time its approval of such Installation is requested, notify Tenant if it has elected to cause Tenant to remove such Installation upon the expiration or earlier termination of this Lease, at which time Tenant may withdraw its request to make Alterations. If Landlord so elects, Tenant shall remove such Installation by the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal, including, when removing any of Tenant’s Property which was plumbed, wired or otherwise connected to any of the Building Systems, capping off all such connections behind the walls of the Premises and repairing any holes. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

During the Term, Tenant shall have the right to use the personal property owned by Landlord located on or about the Premises and identified in Exhibit G attached hereto (collectively, “Building Infrastructure”). On or about the Commencement Date, Landlord shall deliver to Tenant a copy of a bill

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of sale from Neose to Landlord conveying ownership of the Building Infrastructure to Landlord, which bill of sale shall identify Tenant as a third party beneficiary thereto. Tenant, at its expense, shall maintain the Building Infrastructure in good order, repair, and condition during the Term. At the expiration or earlier termination of the Term, Tenant shall deliver, surrender, and return the Building Infrastructure to Landlord in the condition in which it existed as of the Commencement Date, ordinary wear and tear excepted. Tenant shall not remove from the Premises or replace the Building Infrastructure at any time during the Term without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion.

As of the Commencement Date, Landlord shall have delivered and Tenant acknowledges receipt of copies of the following: (a) operation, maintenance, cleaning, changeover, and metrology Standard Operating Procedures for the Building Infrastructure, and (b) validation protocols and reports, including Installation Qualifications (“IQs”), Operations Qualifications (“OQs”), and process qualifications for cGMP Systems and Building Infrastructure installed on the Premises. During the Term, Tenant shall (i) maintain during operation the cGMP Systems and Building Infrastructure in a validated state not less than the validated state as delivered to Tenant by Landlord, including maintenance of all Building Infrastructure validation documentation (collectively, the “Validation Documentation”), revalidation of cGMP Systems and Building Infrastructure on a reasonable schedule, and calibration and maintenance of all cGMP Systems and Building Infrastructure, (ii) notify Landlord in writing of any extended shutdown (i.e., a shutdown in excess of 90 days) or decommissioning of any cGMP Systems and Building Infrastructure (in the event of such a shutdown, Tenant shall decommission such cGMP Systems and Building Infrastructure in accordance with the Surrender Plan (as defined below) and maintain Validation Documentation to enable a rapid start-up of the cGMP Systems and Building Infrastructure), (iii) notwithstanding any contrary provision in this Lease, obtain Landlord’s approval (which approval shall not be unreasonably withheld, delayed, or conditioned) of any renovation to the cGMP Systems and Building Infrastructure, along with additional validation work to support such renovation (including, but not limited to, IQs and OQs for new or renovated cGMP Systems and Building Infrastructure), and (iv) notify Landlord of any facility-related observations made by a Governmental Authority and Tenant’s response thereto. Landlord and its agents shall have the right to inspect and copy any Validation Documentation (but with respect to those documents that contain Tenant’s confidential and/or proprietary information and/or are specific to Tenant’s processes, Tenant shall have the right to redact that information from the Validation Documentation) and, on the expiration or earlier termination of this Lease, Tenant shall deliver the Validation Documentation (but with respect to those documents that contain Tenant’s confidential and/or proprietary information and/or are specific to Tenant’s processes, Tenant shall have the right to redact that information from the Validation Documentation) to Landlord. For purposes of this Lease, “cGMP Systems” means all Building Systems supporting the operation of a pharmaceutical manufacturing plant within the Premises.

If during the Term Tenant desires that it no longer needs to use any of the Building Infrastructure, Tenant shall so notify Landlord. Landlord shall thereupon have the right, but not the obligation, to remove such Building Infrastructure from the Premises and sell or otherwise dispose of the same once Tenant has complied with its obligations under this Lease to decommission such Building Infrastructure in accordance with the Surrender Plan. If Landlord so removes such Building Infrastructure, such Building Infrastructure shall no longer form a part of the Premises. If Landlord does not exercise its right to so remove such Building Infrastructure, Tenant shall store such Building Infrastructure within the Premises and (i) mothball or decommission such Building Infrastructure in accordance with the Surrender Plan or as otherwise reasonably required by Landlord, and (ii) develop procedures (subject to Landlord’s review and reasonable approval) to enable a rapid start-up of the cGMP Systems and Building Infrastructure to a normal state of operations. Such procedures shall include the requirement that Tenant adhere to appropriate maintenance and metrology procedures during any period of mothballing.

13. Repairs to Building Systems. In addition to Tenant’s obligations under Section 14 below, Tenant, at its expense, shall maintain all of the structural, exterior, and parking areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair (excluding reasonable wear and tear, insured casualty, and Taking), and, subject to Sections 17 (Insurance) and 18

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(Restoration), shall be responsible for any uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”). Tenant, at its expense, shall repair any losses and damages caused by Tenant or any Tenant Party to the extent not covered by insurance. Landlord reserves the right to stop Building Systems services when necessary by reason of an accident or emergency that poses imminent harm or injury to property or person (and Landlord shall use commercially reasonable efforts under such exigent circumstances to notify Tenant of Landlord’s intention to so stop such services), but Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption. Tenant waives its rights under any applicable Legal Requirement to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

14. Tenant’s Repairs. In addition to Tenant’s obligations under Section 13 above, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises (excluding reasonable wear and tear, insured casualty, and Taking), including, without limitation, the roof, the structural components of the Building (including, but not limited to, footings, exterior walls, foundations, and structural steel columns and girders), entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 business days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord shall have the right, but not the obligation, to perform such work and shall be reimbursed by Tenant within 10 business days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party.

15. Mechanic’s Liens. No work performed by Tenant pursuant to this Lease, whether in the nature of erection, construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic’s or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Premises. Tenant shall place such contractual provisions in all contracts and subcontracts for Tenant’s improvements assuring Landlord that no mechanic’s liens will be asserted against Landlord’s interest in the Premises or the property of which the Premises are a part. For improvements that cost in excess of $150,000, Tenant shall cause its general contractor to execute and file a waiver of the right to file mechanics’ liens against the Premises, the Building, and the Project and Tenant shall provide Landlord with copies of all filed mechanics’ lien waivers before Landlord will authorize the commencement of any work in the Premises. Landlord shall have the right to post and keep posted in the Premises notices of non-responsibility, or such other notices as Landlord may deem to be proper for the protection of Landlord’s interest in the Premises. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 business days after the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

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16. Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises (including, but not limited to, the Building Infrastructure) or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful misconduct or gross negligence of Landlord. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

17. Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project (including, but not limited to, the Building Infrastructure). Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $5,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance policy shall name Landlord and Alexandria Real Estate Equities, Inc., and its and their respective members, officers, directors, employees, managers, agents, invitees and contractors (collectively, “Landlord Parties”), as additional insureds. The commercial general liability insurance policy shall insure on an occurrence and not a claims-made basis; shall be issued by an insurance company which has a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 business days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, and (ii) any management company retained by Landlord to manage the Project.

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The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender, if any.

18. Restoration. If, at any time during the Term, the Project or the Premises are totally destroyed or substantially damaged by a fire or other casualty, Tenant shall promptly notify Landlord of such fire or casualty. Within 60 days after the date of such destruction or damage, Landlord shall notify Tenant as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), either party may, by notice to the other party within 10 days after the date of such notification by Landlord, elect to terminate this Lease as of the date that is 60 days after the date of such destruction or damage. Unless either party so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Tenant may terminate this Lease by notice to Landlord given any time after the expiration of the Maximum Restoration Period (but before the substantial completion of the repair or restoration of the Premises), in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

If (a) the Premises shall be damaged by fire or other casualty thereby causing the Premises to be inaccessible or (b) the Premises shall be partially damaged by fire or other casualty, then Rent shall be abated in the proportion that the untenantable area of the Premises bears to the total area of the Premises, for the period from the date of such damage or destruction or receipt of the Hazardous Materials Clearances, if later, to the date the damage or destruction shall be substantially repaired or restored; provided, however, that if Tenant reoccupies a portion of the Premises during the period the restoration work is taking place and before the date that the Premises are substantially repaired or restored, Rent allocable to such reoccupied portion, based upon the proportion that the area of the reoccupied portion of the Premises bears to the total area of the Premises, shall be payable by Tenant from and after the date of such occupancy.

Tenant, at its expense and once Landlord has substantially completed its restoration work, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration

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not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, Landlord or Tenant may terminate this Lease if the Premises are damaged during the last 1 year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage, or if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19. Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment either prevent or materially interfere with the Permitted Use, then upon written notice by Landlord or Tenant to the other this Lease shall terminate and Rent shall be apportioned as of said date. If Tenant disagrees with Landlord’s judgment, such disagreement shall be resolved pursuant to the provisions of Section 19(a) and (b) below. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be equitable, fair, and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

If the condemning authority should Take only the right to possession for a fixed period of time or for the duration of an emergency or other temporary condition, then, notwithstanding anything provided in the preceding paragraph, this Lease shall continue in full force and effect without any abatement of Rent (except as hereinafter described), but the amounts payable by the condemning authority with respect to any period of time before the expiration or earlier termination of this Lease shall be paid by the condemning authority to Landlord and the condemning authority shall be considered a subtenant of Tenant. If the amounts payable hereunder by the condemning authority are paid in monthly installments, Landlord shall apply the amount of such installments, or as much thereof as may be necessary for the purpose, toward the Rent for that period, and Tenant shall pay to Landlord any deficiency between the monthly amount thus paid by the condemning authority and the Rent, while Landlord shall retain any excess of the amount of the award over the Rent. Notwithstanding anything to the contrary contained herein, if the condemning authority’s possession pursuant to this Section 19 prevents Tenant from using the Premises for the Permitted Use, then Tenant’s Base Rent and Additional Rent shall be abated during such temporary taking.

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(a) If Tenant reasonably and in good faith disagrees with Landlord’s judgment that the Taking either prevents or materially interferes with the Permitted Use as set forth in this Section 19, Tenant shall notify Landlord in writing within 10 days after the date of Landlord’s judgment with a reasonably detailed basis for Tenant’s position. Landlord and Tenant shall then meet within 7 days thereafter and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine whether the Taking either prevents or materially interferes with the Permitted Use. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s position shall govern the issue of whether the Taking either prevents or materially interferes with the Permitted Use. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in Pennsylvania, upon 10 days prior written notice to the other party of such intent.

(b) The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The decision of a majority of the Arbitrators in a 3 Arbitrator panel shall be final and binding on the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. For purposes of this Section, an “Arbitrator” means any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater Philadelphia, Pennsylvania metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater Philadelphia, Pennsylvania metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

20. Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a) Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 5 business days of any such notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by any applicable Legal Requirement.

(b) Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

(c) Abandonment. Tenant shall abandon the Premises.

(d) Insolvency Events. Tenant shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

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(e) Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 20 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(e) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(e) is such that it cannot be cured by the payment of money and reasonably requires more than 20 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 20 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 45 days from the date of Landlord’s notice.

21. Landlord’s Remedies.

(a) General. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b) Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 business days after the date such payment is due, Tenant shall pay to Landlord an additional sum of 6% of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th business day after the date due until paid.

(c) Acceleration of Rent. At any time following a Default, Landlord may declare the entire amount of Rent calculated on the current rate being paid by Tenant, and other sums that in Landlord’s reasonable determination would become due and payable during the remainder of the Term, discounted to present value by using a reasonable discount rate selected by Landlord, to be due and payable immediately. Upon such acceleration of such amounts, Tenant agrees to pay the same at once, together with all Rent and other amounts theretofore due, at Landlord’s address as provided herein; provided, however, that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant’s failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord’s actual damages in such an event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof). Upon making such payment, Tenant shall receive from Landlord all rents received by Landlord from other tenants renting the Premises during the Term, provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to the preceding sentence, less all of Landlord’s costs and expenses (including, without limitation, documented brokerage and attorneys’ fees and expenses) incurred in connection with or in any way related to termination of this Lease, eviction of Tenant and the reletting of the Premises. The acceptance of such payment by Landlord shall not constitute a waiver of rights or remedies to Landlord for any failure of Tenant thereafter occurring to comply with any term, provision, condition, or covenant of this Lease.

(d) Re-Entry. Landlord shall have the right, immediately or at any time thereafter, without further notice to Tenant (unless otherwise provided herein), to enter the Premises, without terminating this Lease or being guilty of trespass, and do any and all acts as Landlord may deem necessary, proper or

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convenient to cure such default, for the account and at the expense of Tenant, any notice to quit or notice of Landlord’s intention to re-enter being hereby expressly waived, and Tenant agrees to pay to Landlord as Additional Rent all damage and/or expense incurred by Landlord in so doing, including interest at the Default Rate, from the due date until the date payment is received by Landlord. No reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding that Landlord may have reentered and/or relet the Premises without termination, Landlord may at any time thereafter elect to terminate this Lease for any previous breach.

(e) Termination. Landlord shall have the right to terminate this Lease and Tenant’s right to possession of the Premises and, in accordance with applicable Legal Requirements, take possession of the Premises and remove Tenant, any occupant and any property therefrom, without being guilty of trespass and without relinquishing any rights of Landlord against Tenant, any notice to quit, or notice of Landlord’s intention to re-enter being hereby expressly waived. Landlord shall be entitled to recover damages from Tenant for all amounts covenanted to be paid during the remainder of the Term (except for the period of any holdover by Tenant, in which case the amounts stated in Section 8 herein shall apply), together with (i) all expenses of any proceedings (including, but not limited to, documented attorneys’ fees) which may be necessary in order for Landlord to recover possession of the Premises, (ii) the expenses of the re-renting of the Premises (including, but not limited to, any commissions paid to any real estate agent, advertising expense and the costs of such alterations, repairs, replacements or modifications that Landlord, in its sole judgment, considers advisable and necessary for the purpose of re-renting), and (iii) interest computed at the Default Rate from the due date until paid; provided, however, that there shall be credited against the amount of such damages all amounts received by Landlord from such re-renting of the Premises, with any overage being refunded to Tenant. Landlord shall in no event be liable in any way whatsoever for failure to re-rent the Premises or, if the Premises are re-rented, for failure to collect the rent thereof under such re-renting and Tenant expressly waives any duty of Landlord to mitigate damages. No act or thing done by Landlord shall be deemed to be an acceptance of a surrender of the Premises, unless Landlord shall execute a written agreement of surrender with Tenant. Tenant’s liability hereunder shall not be terminated by the execution of a new lease of the Premises by Landlord, unless that new lease expressly so states. Tenant agrees to pay to Landlord, upon demand, the amount of damages herein provided after the amount of such damages for any month shall have been ascertained; provided, however, that any expenses incurred by Landlord shall be deemed to be a part of the damages for the month in which they were incurred. Separate actions may be maintained each month or at other times by Landlord against Tenant to recover the damages then due, without waiting until the end of the term of this Lease to determine the aggregate amount of such damages. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or being dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(f) Lien for Rent. Upon any uncured default by Tenant in the payment of Rent or other amounts owed hereunder, Landlord shall have a lien upon the property of Tenant in the Premises for the amount of such unpaid amounts, and Tenant hereby specifically waives any and all exemptions allowed by law. In such event, Tenant shall not remove any of Tenant’s property from the Premises except with the prior written consent of Landlord, and Landlord shall have the right and privilege, at its option, to take possession of all Tenant’s property in the Premises, to store the same on the Premises, or to remove it and store it in such place as may be selected by Landlord, at Tenant’s risk and expense. If Tenant fails to redeem the personal property so seized, by payment of whatever sum may be due Landlord hereunder (including all storage costs), Landlord shall have the right, after twenty (20) days written notice to Tenant of its intention to do so, to sell such personal property so seized at public or private sale and upon such terms and conditions as may appear advantageous to Landlord, and after the payment of all proper charges incident to such sale, apply the proceeds thereof to the payment of any balance due to Landlord on account of rent or other obligations of Tenant pursuant to this Lease. If there shall then remain in the hands of Landlord any balance realized from the sale of said personal property, the same shall be paid over to Tenant. The exercise of the foregoing remedy by Landlord shall not relieve or discharge Tenant

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from any deficiency owed to Landlord which Landlord has the right to enforce pursuant to any of the provisions of this Lease. Tenant shall also be liable for all expenses incident to the foregoing process, including any auctioneer or attorney’s fees or documented commissions. At Tenant’s request, Landlord shall subordinate its lien rights as set forth in this paragraph to the lien, operation, and effect of any bona fide third party equipment financing pursuant to a subordination agreement in form and substance reasonably acceptable to Landlord. Such subordination shall be limited to specific items of equipment and shall not be in the form of a blanket lien subordination.

(g) Waiver of Notice to Quit. Tenant further waives the right to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees that five (5) days notice shall be sufficient in any case where a longer period may be statutorily specified.

(h) Judgment by Confession. In addition to, and not in lieu of any of the foregoing rights granted to Landlord:

THE FOLLOWING PARAGRAPHS SET FORTH WARRANTS OF AUTHORITY FOR A PROTHONOTARY, CLERK OF COURT, OR ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT.

(i) CONFESSION OF JUDGMENT - POSSESSION. TENANT COVENANTS AND AGREES THAT IF THERE IS A DEFAULT OR THIS LEASE IS TERMINATED OR THE TERM OR ANY EXTENSIONS OR RENEWALS THEREOF IS TERMINATED OR EXPIRES, THEN, AND IN ADDITION TO THE RIGHTS AND REMEDIES SET FORTH IN THE IMMEDIATELY PRECEDING SUBSECTION, LANDLORD MAY, WITHOUT LIMITATION, CAUSE JUDGMENTS IN EJECTMENT FOR POSSESSION OF THE PREMISES TO BE ENTERED AGAINST TENANT AND, FOR THOSE PURPOSES, TENANT HEREBY GRANTS THE FOLLOWING WARRANT OF ATTORNEY: (I) TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY, CLERK OF COURT, ATTORNEY OF ANY COURT OF RECORD AND/OR LANDLORD (AS WELL AS SOMEONE ACTING FOR LANDLORD) IN ANY AND ALL ACTIONS COMMENCED FOR RECOVERY OF POSSESSION OF THE PREMISES TO APPEAR FOR TENANT AND CONFESS OR OTHERWISE ENTER JUDGMENT IN EJECTMENT FOR POSSESSION OF THE PREMISES AGAINST TENANT AND ALL PERSONS CLAIMING DIRECTLY OR INDIRECTLY BY, THROUGH, OR UNDER TENANT, AND THEREUPON A WRIT OF POSSESSION MAY FORTHWITH ISSUE AND BE SERVED, WITHOUT ANY PRIOR NOTICE, WRIT, OR PROCEEDING WHATSOEVER; (II) IF, FOR ANY REASON AFTER THE FOREGOING ACTION OR ACTIONS SHALL HAVE BEEN COMMENCED, IT SHALL BE DETERMINED THAT POSSESSION OF THE PREMISES SHOULD REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT TO COMMENCE ONE OR MORE FURTHER ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE PREMISES INCLUDING, WITHOUT LIMITATION, APPEARING FOR TENANT AND CONFESSING OR OTHERWISE ENTERING JUDGMENT FOR POSSESSION OF THE PREMISES AS HEREINBEFORE SET FORTH.

THE UNDERSIGNED TENANT ACKNOWLEDGES THAT IT FULLY UNDERSTANDS THE CONFESSIONS OF JUDGMENT CONTAINED IN THE PRECEDING PARAGRAPH HEREOF AND THAT THE LANDLORD TENANT RELATIONSHIP CREATED HEREBY IS COMMERCIAL IN NATURE AND THAT THE UNDERSIGNED WAIVES ANY RIGHT TO A HEARING THAT WOULD OTHERWISE BE A CONDITION TO LANDLORD’S OBTAINING THE JUDGMENTS AUTHORIZED BY THE PREVIOUS PARAGRAPH.

SIGNATURE:	DATE:

TENANT HEREBY ACKNOWLEDGES THAT BY AGREEING TO THE FOREGOING CONFESSION OF JUDGMENT AND WARRANT OF ATTORNEY, TENANT WAIVES THE RIGHT TO NOTICE AND A PRIOR JUDICIAL PROCEEDING TO DETERMINE ITS RIGHTS AND LIABILITIES, AND FURTHER ACKNOWLEDGES THAT LANDLORD MAY, ON DEFAULT BY TENANT UNDER THIS LEASE, SUBJECT TO SUCH NOTICE REQUIREMENTS, IF ANY, AS ARE HEREIN EXPRESSLY PROVIDED, OBTAIN A JUDGMENT AGAINST TENANT FOR POSSESSION OF THE PREMISES WITHOUT ANY

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OPPORTUNITY OF TENANT TO RAISE ANY DEFENSE, SETOFF, COUNTERCLAIM OR OTHER CLAIM THAT TENANT MAY HAVE, AND THAT TENANT KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY GRANTS LANDLORD THE FOREGOING RIGHT TO CONFESS JUDGMENT AND WARRANT OF ATTORNEY AS AN EXPLICIT AND MATERIAL PART OF THE CONSIDERATION BARGAINED FOR BETWEEN TENANT AND LANDLORD. IN GRANTING THESE WARRANTS OF ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT, TENANT HEREBY KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TENANT HAS OR MAY HAVE FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA. TENANT CERTIFIES THAT IT HAS BEEN REPRESENTED BY (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) AT THE SIGNING OF THIS LEASE AND IN THE GRANTING OF THIS CONFESSION OF JUDGMENT AND WARRANT OF ATTORNEY BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THE CONFESSION OF JUDGMENT AND WARRANT OF ATTORNEY WITH COUNSEL. TENANT FURTHER CERTIFIES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND EFFECT OF THE FOREGOING CONFESSION OF JUDGMENT AND WARRANT OF ATTORNEY.

SIGNATURE	DATE:

(ii) IN ANY ACTION TO CONFESS JUDGMENT IN EJECTMENT, LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT SETTING CONCLUSIVE EVIDENCE, AND IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM, OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT HEREBY WAIVES AND RELEASES TO LANDLORD, AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR LANDLORD, ALL PROCEDURAL ERRORS IN ANY PROCEEDINGS TAKEN BY LANDLORD, WHETHER BY VIRTUE OF THE WARRANTS OF ATTORNEY CONTAINED IN THIS LEASE OR NOT, STAY OF EXECUTION AND EXTENSION OF TIME OF PAYMENT, ALL LAWS EXEMPTING REAL OR PERSONAL PROPERTY FROM EXECUTION AND ALL LIABILITY THEREFOR, AND NO BENEFIT OF EXEMPTION WILL BE CLAIMED UNDER AND BY VIRTUE OF ANY EXEMPTION LAW NOW IN FORCE OR WHICH MAY HEREAFTER BE PASSED.

(i) No Waiver by Landlord. No delay or forbearance by Landlord in exercising any right or remedy hereunder, or Landlord’s undertaking or performing any act or matter that is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord’s rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter. Waiver by Landlord of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or failure by Landlord to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord’s right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord’s rights arising because of any subsequent breach. Landlord’s receipt and acceptance of any payment from Tenant that is tendered not in conformity with the provisions of this Lease or following a Default (regardless of any endorsement or notation on any check or any statement in any letter accompanying any payment) shall not operate as an accord and satisfaction or a waiver of the right of Landlord to recover any payments then owing by Tenant which are not paid in full, or act as a bar to the termination of this Lease and the recovery of the Premises because of Tenant’s previous default.

(j) Other Remedies. In addition to the foregoing, Landlord, at its option, without further notice or demand to Tenant, shall have all other rights and remedies provided at law or in equity.

22. Assignment and Subletting.

(a) General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or

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hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 25% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22. Notwithstanding the foregoing, any public offering of shares or other ownership interest in Tenant shall not be deemed an assignment.

(b) Permitted Transfers. If Tenant desires to assign, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below, then at least 10 business days, but not more than 90 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored, handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent, (ii) refuse such consent, in its reasonable discretion, without unreasonable conditions or delays (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), or (iii) terminate this Lease as of the Assignment Date if the space described in the Assignment Notice is all or substantially all of the Project (an “Assignment Termination”). If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 10 business days after Landlord’s notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall reimburse Landlord for all of Landlord’s reasonable and documented out-of-pocket expenses in connection with its consideration of any Assignment Notice.

Landlord, Tenant, and Neose have executed and delivered a Consent to Property Access Agreements of even date herewith, a true and complete copy of which is attached hereto as Exhibit H.

In addition, Tenant shall have the right to assign this Lease, upon 30 days prior written notice to Landlord but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment (a “Permitted Assignment”).

In the case of an assignment or subletting requiring Landlord’s prior written consent, Landlord shall not unreasonably withhold, delay, or condition such consent. Among other reasons, it shall be

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reasonable for Landlord to withhold its consent in any of these instances: (1) the proposed assignee or subtenant is a governmental agency that distributes governmental or other payments, benefits, or information to persons who personally appear at the Premises or is an agency whose use of the Premises would be inconsistent with the Permitted Use; (2) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would materially lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord; (3) in Landlord’s reasonable judgment, the proposed assignee or subtenant lacks the creditworthiness to support the financial obligations it will incur under the proposed assignment or sublease; (4) the character, reputation, or business of the proposed assignee or subtenant is inconsistent with the type and quality of the first class nature of the Building; (5) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (6) the use of the Premises by the proposed assignee or subtenant will violate any applicable Legal Requirement; or (7) the assignment or sublease is prohibited by Landlord’s lender.

(c) Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d) No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the Rent payable under this Lease (minus the amount of the Rent payable under this Section) and actual and reasonable brokerage fees, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease) (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 business days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

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(e) No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f) Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall (A) have the absolute right to refuse to consent to any assignment or subletting to any such party involving clauses (ii) or (iii) above, and (B) not unreasonably refuse its consent to any assignment or subletting to any such party involving clause (i) above.

23. Estoppel Certificate. Tenant shall, within 15 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24. Quiet Enjoyment. So long as no Defaults exist, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25. Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26. Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27. Subordination. This Lease and the estate, interest, and rights hereby created are subject and subordinate at all times to the lien of any Mortgage placed upon the Premises or any estate or interest therein, and to all renewals, modifications, consolidations, replacements, and extensions of the

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same, and any substitutes therefor, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. As of the Commencement Date, the Project is not subject to the lien of any Mortgage. On Tenant’s written request, Landlord shall use its commercially reasonable efforts (but with no obligation to pay any out-of-pocket fees or sums) to obtain from any Holder of a first lien Mortgage at any time hereafter during the Term covering any or all of the Project or the Premises a non-disturbance agreement on Holder’s standard form in favor of Tenant assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a Mortgage.

28. Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession and upon the earlier or extended shutdown of CGMP Systems or Building Infrastructure under Section 12, Tenant shall surrender the Premises (including, but not limited to, the Building Infrastructure) to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises as well as the Building Infrastructure) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises (including, but not limited to, the Building Infrastructure) and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises (including, but not limited to, the Building Infrastructure) are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $3,000. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises (including, but not limited to, the Building Infrastructure) to third parties.

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If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project (including, but not limited to, the Building Infrastructure) are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29. Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30. Environmental Requirements.

(a) Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises,

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the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project.

(b) Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises (other than Hazardous Material contained in products customarily used by tenants in de minimus quantities for ordinary cleaning and office purposes) and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises (other than Hazardous Material contained in products customarily used by tenants in de minimus quantities for ordinary cleaning and office purposes). Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials within 30 days after the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c) Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant or such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If this representation and warranty provided by Tenant is knowingly false, Landlord shall have the right to terminate this Lease in the exercise of its sole and absolute discretion.

(d) Testing. Landlord shall have the right, upon 10 business days written notice to Tenant, to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. Tenant shall be required to pay the cost of such annual test of the Premises; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has

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occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e) Underground Tanks. If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(f) Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

(g) Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom. As used herein, “Tenant Party” or Tenant Parties” means and includes Tenant’s agents, servants, employees, invitees and contractors.

31. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary provided Landlord diligently performs its obligations to completion). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and Tenant shall offer such Holder a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not

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conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises to inspect the Premises (including, but not limited to, the Building Infrastructure) and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose during normal business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants; provided, however, that Landlord, its agents, representatives and contractors shall take all commercially reasonable efforts to minimize any disturbance to Tenant or any interruption of Tenant’s business. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.

(a) Landlord shall have the right to conduct annual property condition surveys of the Premises to determine Tenant’s compliance with Tenant’s obligations under this Lease to maintain in good working order and condition the Premises (including, but not limited to, the Building Infrastructure). Tenant shall be required to reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for such survey, which cost shall not exceed $5,000; provided, however, that if such survey indicates that Tenant has complied with such obligations under this Lease, Tenant shall not be obligated to pay such cost in connection with such survey. Landlord shall provide Tenant with a copy of such survey without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily repair any conditions identified in the corrective action portion of such survey so that the Premises and the Building Infrastructure are restored to good working order and condition as required by the terms and conditions of this Lease. Landlord’s receipt of or satisfaction with any survey in no way waives any rights that Landlord may have against Tenant.

33. Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34. Force Majeure. Landlord shall not be responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable

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costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond the reasonable control of Landlord (“Force Majeure”).

35. Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Studley, Inc. (“Tenant’s Broker”) Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Tenant’s Broker, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. Tenant shall cause Neose to pay any commission due and owing to Tenant’s Broker, it being understood and agreed that Landlord has no liability, obligation, or responsibility for the payment of any commission to Tenant’s Broker. Tenant shall indemnify and hold Landlord harmless from and against any claims by Tenant’s Broker with regard to this leasing transaction.

36. Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37. Severability; Entire Agreement. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations, and discussions, whether oral or written, of the parties, and there are no warranties, representations, or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

38. Signs; Exterior Appearance. Tenant shall have the right to perform or permit any of the following subject to the Legal Requirements and with Landlord’s prior written consent (which consent shall not be unreasonably withheld, delayed, or conditioned): (i) attach any awnings, exterior lights,

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decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) coat or otherwise sunscreen the interior or exterior of any windows, or (iii) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises.

39. Right to Extend Term. Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

(a) Extension Rights. Tenant shall have 2 consecutive rights (each, an “Extension Right”) to extend the term of this Lease for 5 years each (each, an “Extension Term”) on the same terms and conditions as this Lease (other than Base Rent and the TI Allowance) by giving Landlord written notice of its election to exercise each Extension Right at least 12 months prior, and no earlier than 18 months prior, to the expiration of the Base Term of the Lease or the expiration of any prior Extension Term.

Base Rent shall be adjusted on the commencement date of such Extension Term and on each anniversary of the commencement of such Extension Term by multiplying the Base Rent payable immediately before such adjustment by the Rent Adjustment Percentage applicable to the Extension Term (i.e., 4%) and adding the resulting amount to the Base Rent payable immediately before such adjustment.

(b) Rights Personal. Extension Rights are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease.

(c) Exceptions. Notwithstanding anything set forth above to the contrary, Extension Rights shall not be in effect and Tenant may not exercise any of the Extension Rights:

(i) during any period of time that Tenant is in Default under any provision of this Lease; or

(ii) if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.

(d) No Extensions. The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Rights.

(e) Termination. The Extension Rights shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

40. Miscellaneous.

(a) Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b) Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

102 Witmer Road/Auxilium Pharmaceuticals, Inc. - Page 31

(c) Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(d) Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(e) Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(f) Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(g) Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(h) Time. Time is of the essence as to the performance of each party’s obligations under this Lease.

(i) Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(j) Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

102 Witmer Road/Auxilium Pharmaceuticals, Inc. - Page 32

(k) Confidentiality. As used in this Lease, “Tenant Information” means any of Tenant’s proprietary or confidential information that is provided or disclosed to Landlord, whether printed, written, verbal, electronic, on computer disk, CAD, photographic or otherwise and that (i) is labeled as “confidential,” “proprietary,” or with a similar legend; (ii) is identified as confidential or proprietary at the time of disclosure; or (iii) Landlord knew or should have known under the circumstances was considered confidential or proprietary to Tenant. However, the definition of Tenant Information excludes any information that: (A) is now, or in the future becomes, public knowledge other than through the acts or omissions of Landlord; (B) was in Landlord’s possession free of any obligation of confidence at the time it was disclosed by Tenant; or (C) is received by Landlord from another person or entity who is under no obligation of confidentiality to Tenant to keep the same confidential.

(I) Subject to the exclusions and exceptions in this Section 40(k), Landlord agrees to keep any such Tenant Information in strict confidence using the same degree of care that Landlord uses to protect its own confidential information, and to not disclose, divulge, or communicate Tenant Information to any person or entity, except to Landlord’s affiliates, agents, employees, investors, counsel, and financial advisors who have a need to know such information. Landlord may also disclose certain Tenant Information, without violating this Section 40(k), to the extent the disclosure is reasonably necessary (A) for Landlord to enforce its rights or defend itself under this Lease; (B) for submissions to any Governmental Authority; (C) for purposes of administering this Lease; (D) in connection with Landlord’s ownership of the Project; or (E) for compliance with a valid order of a court or other Governmental Authority or with any Legal Requirement.

(II) Any Tenant Information obtained by Landlord shall not confer any rights or interests in the Tenant Information to Landlord or anyone else. All Tenant Information and any trade secret rights related thereto, are and remain the exclusive and absolute property of Tenant. If Landlord, or anyone else for whom Landlord is liable breaches or attempts to breach the provisions of this Section 40(k), the injury to Tenant will be irreparable and money damages may not be an adequate remedy. In such event, Tenant shall be entitled, in addition to all remedies available at law or in equity, to seek to obtain from any court of competent jurisdiction an injunction prohibiting Landlord or such other person from any further breach or attempted breach of this Section 40(k).

[Signatures on next page]

102 Witmer Road/Auxilium Pharmaceuticals, Inc. - Page 33

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT: AUXILIUM PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ James E. Fickenscher
Its:	Chief Financial Officer

LANDLORD: ARE-PA REGION NO. 6, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., a Maryland corporation, general partner

By /s/ Jennifer J. Pappas ,
Vice President and Assistant Secretary

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 1

EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 1

EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

Metes and Bounds description of Unit 30, Block 60A, APN # 36-00-11954-016, lands now or formerly Neose Technologies, Inc., Horsham Township, Montgomery County, Commonwealth of Pennsylvania as described on the ALTA/ACSM Land Title Survey prepared by Control Point Associates, Inc., dated August 8, 2006, File No. CP97002.02 as follows:

BEGINNING at a concrete monument along the Northeasterly legal right-of-way of Witmer Road (a.k.a. T-405, 60.00 feet wide right-of-way), at its intersection with the dividing line between Unit 30, Block 60A, APN #36-00-11954-016, Lands now or formerly Neose Technologies, Inc., and Unit 1, Block 60A, APN #36-00-11954-025, Lands now or formerly Liberty Property Limited Partnership, and from said point of beginning running, thence;

1. along the northeasterly legal right-of-way line of Witmer Road, North 23 degrees 42 minutes 10 seconds West, a distance of 376.11 feet to a point, thence;

2. along the dividing line between Unit 30, Block 60A, APN # 36-00-11954-016, and Unit 29, Block 60A, APN # 36-00-11954-007, Lands now or formerly Liberty Property Limited Partnership, North 44 degrees 49 minutes 22 seconds East, a distance of 428.99 feet to a railroad spike, thence;

3. along the dividing line between Unit 30, Block 60A, APN # 36-00-11954-016 and Unit 22, Block 60A, APN # 36-00-10235-052, Lands now or formerly Liberty Property Limited Partnership, South 45 degrees 10 minutes 38 seconds East, a distance of 350.00 feet to a concrete monument;

4. along the dividing line between Unit 30, Block 60A, APN #36-00-11954-016 and Unit 1, Block 60A, APN # 35-00-11954-025, South 44 degrees 49 minutes 22 seconds West, a distance of 566.68 feet to a concrete monument on the northeasterly legal right-of-way of Witmer Road and the point and place of beginning.

Containing 174,242 square feet or 4.000 acres, more or less.

TOGETHER WITH easements as set forth in Easement Agreement between Liberty Property Limited Partnership, a Pennsylvania limited partnership and Neose Technologies, Inc., a Delaware corporation, dated January 24, 2002 and recorded January 30, 2002 in the Office of the Recorder of Deeds in and for the County of Montgomery, Pennsylvania in Deed Book 5393 at Page 2346.

Witmer Road Property - Included Assets	Exhibit B

Grouping Legend
1a General Building Infrastructure
2a Process Equipment
3a Lab Equipment
6a IT Equipment

Group	FAS System #	Equipment Tag #	FAS Tag #	Acq Date	Vendor	Description	Location	Serial Number
1a	2,203	AE-5048	01425	5/31/2005	GE Infrastructure Sensing	Kaye Validator 2000	Trailer	504030
1a	N/A	AU-1000			GETINGE	AUTOCLAVE/STERILIZER	413	#N/A
1a	1,535	BSC-1000	01005	8/11/2003	Thermo Forma	Bio Safe Cabinet-4 ft.	Pilot Plant - Rm 361	100902-3088
1a	1,534	BSC-1001	00630	8/11/2003	Thermo Forma	Bio Safe Cabinet-4 ft.	Pilot Plant - Rm 362	100902-3085
1a	1,944	BSC-1002	01258	7/31/2004	Thermo Forma	Bio Safety Cabinet-4ft	PP 169A	101603-03865
1a	1,945	BSC-1003	01322	7/31/2004	Thermo Forma	Bio Safety Cabinet-4ft	PP - Rm 358	101603-03866
1a	1,119	BSC-2000	00695	1/31/2002	ThermoForma	6ft Bio Safety Cabinet	PP- Room 316	0
1a	1,117	BSC-2700	00696	1/31/2002	ThermoForma	6ft Bio Safety Cabinet	Room 324	22539
1a	1,116	BSC-3000	00697	1/31/2002	ThermoForma	6ft Bio Safety Cabinet	PP Room 335	0
1a	1,120	BSC-304	00694	1/31/2002	ThermoForma	4ft Bio Safety Cabinet	Room 304	22536 2070
1a	1,115	BSC-3700	00698	1/31/2002	ThermoForma	6ft Bio Safety Cabinet	Room 341	22539
1a	1,521	DW-0001	00621	7/11/2003	Lancer USA Inc	Glassware washing machine	Common Area 413	3E042738
1a	1,522	DW-0002	00622	7/11/2003	Lancer USA Inc	Glassware washing machine	Common Area 413	3E042737
1a	530	H-0003	00962		Labconco	Fisher Scientific-BioHood 6 ft Purif -6	Lab 9	0
1a	N/A	H-0004			6 Foot	Biosafety Cabinet	Lab 1	#N/A
1a	N/A	H-0005			6 Foot	Biosafety Cabinet	Lab 1	#N/A
1a	N/A	H-0007			Labconco, 4 Foot	Biosafety Cabinet	Lab 10	#N/A
1a	N/A	H-0010			Labconco	BIOLOGICAL SAFETY CABINET	Lab 8	010615620G
1a	N/A	H-0011			Labconco	BIOLOGICAL SAFETY CABINET	Lab 8	010615613G
1a	693	H-1009	00146	2/29/2000	ThermoQuest	Bio Safe Cabinet	WR LAB 4 ROOM 132	23855-339
1a	682	ML-03	00127	1/28/2000	FTS Kinetics	Lyostar, LS 00013a (lyophilizer)	Rm 304	Neose # ML-003
1a	1,450	PK-1850	00560	1/1/2003	Techniserv	CIP System	utility rm	PK1850
1a	1,448	PK-1910	00561	1/1/2003	Steris	Clean Steam Generator	Utility rm	COA41480/PK1910
1a	1,451	PK-1950	00556	1/1/2003	Techniserv	SIP System	PP 318	0
1a	N/A	PN-01	n/a		Process Network	Plant SCADA Network, Domain Server,	327
1a	N/A	RP-1720			Fristam Pump	3 hp, 1750 rpm, 60+ gpm	308	none
1a	N/A	RP-1990	N/A		Fristam Pump	3 hp, 1750 rpm, 60+ gpm	322	none
1a	1,449	ST-1910	00553	1/1/2003	Steris	Autoclave	Rm #321	0
1a	N/A	Z-100			1-Tank, w/ HX & 2 Pumps	Portable CIP skid	171	2005059
1a	N/A	Z-101			1-Tank, w/ HX & 2 Pumps	Portable CIP skid	Rock Road	1054701

Witmer Road Property - Included Assets	Exhibit B

Grouping Legend
1a General Building Infrastructure
2a Process Equipment
3a Lab Equipment
6a IT Equipment

Group	FAS System #	Equipment Tag #	FAS Tag #	Acq Date	Vendor	Description	Location	Serial Number
1a	N/A	Z-1046			Gas Cylinders, Auto Change-	Oxygen System	Outside	n/a
1a	N/A	Z-1049			O2 Deward, Auto Change-over	Liquid Oxygen Skid	Outside	n/a
2a	N/A	AG-1020				High Shear Agitator	Portable	#N/A
2a	1,860	AG-1600	00506	1/1/2003	Lightnin	Mixer Attachments-see sys 1500 & 1859	PP 309	R0237425501 & 401
2a	1,500	AG-1700	00504	1/1/2003	Lightnin	Mixer Attachments-see sys 1859 & 1860	PP 308	R0237425501 & 401
2a	N/A	AG-2000				Mix Tank Agitator	362	#N/A
2a	N/A	AG-2001				Lightnin Agitator	Portable	#N/A
2a	N/A	AG-2002				Lightnin Agitator	Portable	#N/A
2a	N/A	AG-2003				Lightnin Agitator	Portable	#N/A
2a	1,580	CF-1009	00759	10/23/2003	Separation Equipment	Sorvall RC-3C Plus w/H6000A Rotor	Pilot Plant - Rm 320	9500399
2a	2,176	CF-1012	01429	3/3/2005	Block Scientific	Sorvall RC-3C Plus centrifuge w/6x1 L rotor	PP RM 362	0
2a	1,445	CF-2500	00524	1/1/2003	Alfa Laval	Centrifuge #1-GMP Facility-CF2500	PP RM 326	7217 / 7219/4115645
2a	1,595	CF-2700	00776	10/31/2003	Alfa Laval	LAPX 404	PP ROOM 320	4126585
2a	1,446	CF-3500	00541	1/1/2003	Alfa Laval	Centrifuge #2-GMP Facility -CF3500	PP 339	7218/7220/4115482
2a	N/A	F-803			10” diam, 38.5” High	Meissner Filter Housing	Portable	1627
2a	N/A	FH-1001			CUNO	filter housing	Lab 5	#N/A
2a	N/A	FH-1002			16” diam	CUNO Depth Filter	Portable	#N/A
2a	N/A	FH-1004			12” diam	CUNO Depth Filter	Portable	#N/A
2a	N/A	FH-1007			12” diam	CUNO Depth Filter	Portable	#N/A
2a	N/A	FH-1009	N/A		8” Diam x 27” High	20” Millipore Filter housing	167	5072
2a	1,453	P-2450	00527	1/1/2003	APV USA	Homogenizer	PP 326	1-01-302
2a	1,461	P-2450	00529	1/1/2003	Allegheny Bradford	Cooling Exchanger	PP 326	2783880
2a	N/A	R-100				1L reactor	168	WA42401397
2a	N/A	R-105				4L reactor	168	WA42401397
2a	N/A	R-200			1250L, jacketed, agitated	Reactor	302	none
2a	1,456	R-2100	00515	1/1/2003	B. Braun Biotech	20L Fermenter R2100	PP ROOM 320	1654-15A
2a	1,455	R-2200	00516	1/1/2003	B. Braun Biotech	200L Fermenter-R2200	PP 320	1655-200A
2a	1,457	R-2300	00519	1/1/2003	B. Braun Biotech	2000L Fermenter-R2300	PP 320	1656-2000A
2a	1,459	R-3100	00532	1/1/2003	B. Braun Biotech	20L Fermenter R3100	PP 337	1567-15A
2a	1,458	R-3200	00535	1/1/2003	B. Braun Biotech	200L Fermenter-R3200	PP RM 337	1658-200A

Witmer Road Property - Included Assets	Exhibit B

Grouping Legend
1a General Building Infrastructure
2a Process Equipment
3a Lab Equipment
6a IT Equipment

Group	FAS System #	Equipment Tag #	FAS Tag #	Acq Date	Vendor	Description	Location	Serial Number
2a	1,454	R-3300	00536	1/1/2003	B. Braun Biotech	2000L Fermenter-R3300	PP RM 337	1659-2000A
2a	N/A	R-500			300L, jacketed, agitated	Reactor	302	n/a
2a	1753	SI-0004	00964		New Brunswick	Fisher-(2) shakers model C-25KC incubat	Lab 5	lab1- 890265684
2a	1,106	SI-0010	00304	1/17/2002	B. Braun Biotech	Incubating Shaking Cabinets- (3 of the	COMMON AREA 413	2208012500274
2a	1,854	SI-0011	00305	1/17/2002	B. Braun Biotech	Incubating Shaking Cabinets- (3 of the	COMMON AREA 413	108012500283
2a	1,855	SI-0012	00306	1/17/2002	B. Braun Biotech	Incubating Shaking Cabinets- (3 of the	COMMON AREA 413
2a	1,022	SI-0015	00568	9/27/2001	B. Braun Biotech	Incubating Shaking Cabinet	PP-rm 316	409012500280
2a	1,869	SI-0018	00751	10/15/2003	B. Braun Biotech	Certomat IS benchtop incubating shaker	Rm 361 - PP	00101/03, 00102/03
2a	1,575	SI-0019	01080	10/15/2003	B. Braun Biotech	Certomat IS benchtop incubating shaker	PP Rm 362,	00101/03, 00102/03
2a	1,475	TK-1430	00549	1/1/2003	Allegheny Bradford	Portable Tank-TK 1430	PP ROOM 302	8689-4-2-1
2a	1,479	TK-1510	00554	1/1/2003	Allegheny Bradford	Portable Tank TK-1510	PP 312	2479785
2a	1,471	TK-1515	00545	1/1/2003	Allegheny Bradford	Portable Tank TK-1515	PP ROOM 312	2479786
2a	1,470	TK-1520	00544	1/1/2003	Allegheny Bradford	Portable Tank-TK 1520	PP 312	2479694
2a	1,473	TK-1525	00547	1/1/2003	Allegheny Bradford	Portable Tank-TK 1525	pp room 312	2479695
2a	1,466	TK-1550	00514	1/1/2003	Allegheny Bradford	Portable Tank TK-1550	PP 312	8689-4-2-2
2a	1,474	TK-1555	00548	1/1/2003	Allegheny Bradford	Portable Tank TK-1555	PP MOBILE	8689-4-2-3
2a	1,472	TK-1560	00546	1/1/2003	Allegheny Bradford	Portable Tank TK-1560	PP 312	8689-4-3-1
2a	1,478	TK-1565	00552	1/1/2003	Allegheny Bradford	Portable Tank-TK 1565	PP 322	8689-4-3-2
2a	1,463	TK-1600	00507	1/1/2003	Allegheny Bradford	Portable Tank TK-1600	PP ROOM 307	2479665
2a	1,462	TK-1700	00505	1/1/2003	Allegheny Bradford	Portable Tank-1700, 200L Atmospheric Ve	PP 308	2479634
2a	N/A	TK-2001				Mixtainer	Portable	none
2a	N/A	TK-2002				Mixtainer	Portable	none
2a	N/A	TK-202			STAINLESS FABRICATION	HOLDING TANK	Lab 5	3822
2a	N/A	TK-203			3000L, jacketed, agitated	Reactor	171	3822
2a	1,467	TK-2400	00522	1/1/2003	Allegheny Bradford	Tank-TK2400	PP 320	8689-5-1-1
2a	1,468	TK-2600	00528	1/1/2003	Allegheny Bradford	STATIONARY Tank-TK 2600	PP RM 326	8689-5-1-2
2a	1,469	TK-3400	00537	1/1/2003	Allegheny Bradford	Tank-TK-3400	PP RM 337	2479755
2a	N/A	TK-5004				Mixtainer	Portable	n/a
2a	N/A	TK-502			500L, jacketed, agitated	Reactor	171	n/a
2a	N/A	TK-503			1000L, jacketed, agitated	Reactor	171	n/a

Witmer Road Property - Included Assets	Exhibit B

Grouping Legend
1a General Building Infrastructure
2a Process Equipment
3a Lab Equipment
6a IT Equipment

Group	FAS System #	Equipment Tag #	FAS Tag #	Acq Date	Vendor	Description	Location	Serial Number
2a	N/A	TK-517			600L, jacketed, agitated	Reactor	169	n/a
2a	1,465	TK-620	00513	1/1/2003	Allegheny Bradford	Portable Tank-TK620 Portable Vessel	PP Mobile	2479693
2a	1,464	TK-630	00512	1/1/2003	Allegheny Bradford	Portable Tank-TK630-Portable Vessel	PP ROOM 312	8689-4-1-1
2a	1,477	TK-631	00551	1/1/2003	Allegheny Bradford	Portable Tank-TK-631 250L Portable Vess	PP 312	8689-4-1-2
2a	1,476	TK-632	00550	1/1/2003	Allegheny Bradford	Portable Tank, 250L Portable Vessel TK-	PP 312	8689-4-1-3
2a	N/A	TK-801A			4,000 L, Jacketed w/ agitator	Reactor	169	E32702
2a	N/A	TK-801B			4,000 L, Jacketed w/ agitator	Reactor	169	E32702
2a	2,206	X-5041	01431	6/30/2005	Microfluidics	Low air consumption microfluidizer process	PP	0
2a	1,423	Z-1006	00661	3/19/2003	Millipore	Pellicon Assembly	Pilot Plant -320	SKID Z1006
2a	1,249	Z-1008	00557	6/19/2002	Cuno Filtration Sales	Cunocheck 2 Integrity tester	PP PORTABLE	MC0057
2a	1,345	Z-1009	00387	11/25/2002	Amersham Biosciences	6mm std gradient bioprocess system	PP Room 171	1054701
2a	1,538	Z-1011	00972	8/31/2003	Amersham Bioscience	Akta Pilot w/ control-see notes	Pilot Plant - mobile	0109 3298
2a	1,541	Z-1011	00974	8/31/2003	Amersham Bioscience	FRAC 950	Pilot Plant - rm 171	0109 3115
2a	1,542	Z-1012	00969	8/31/2003	Amersham Biosciences	AKTA Pilot w/control	Pilot Plant - mobile	0109 3295
2a	1,539	Z-1012	00971	8/31/2003	Amersham Bioscience	Akta Pilot w/ control	Pilot Plant - mobile	0109 3296
2a	1,544	Z-1012	00973	8/31/2003	Amersham	Frac 950	Pilot Plant - mobile	0109 2786
2a	1,600	Z-1018	00782	11/30/2003	Stainless Technology	30L Atmospheric Single Wall Tank	Pilot Plant - Mobile	6073
2a	1,570	Z-1018	01014	9/30/2003	Millipore Corporation	Pellicon 2 SS holder assembly	Pilot Plant - Rm 167	N/A
2a	N/A	Z-1024			20L Tk, Mini flat sheet holder &	Small TFF Skid	171	n/a
2a	N/A	Z-1029			20L Tk, Mini flat sheet holder &	TFF Skid (Small)	169A	n/a
2a	1,657	Z-1031	01116	2/29/2004	Fisher	Labscale TFF System 115V	Pilot Plant - Rm 358	P4BN3896015
2a	1,691	Z-1032	01220	4/21/2004	Amersham Biosciences Corp	Akta Purifier 100—see sys 1895	Pilot Plant Rm 169A	01118766, 01118419
2a	1,540	Z-1039	00970	8/31/2003	Amersham Bioscience	FRAC 950	Pilot Plant -RM 171	0109 2780
2a	1,715	Z-1039	01223	5/31/2004	Amersham Biosciences	Akta purifier 100-see sys 1928	Pilot Plant - Rm 171	01129910, 01129977
2a	1,744	Z-1040	01222	6/30/2004	Amersham Biosciences	6mm Standard Gradient Bioprocess System	Pilot Plant - Rm 171	1131299
2a	N/A	Z-1048			mini TFF holder, peristaltic	10K TFF Skid	358	n/a
2a	479	Z-1100A	00376			B. Braun Biotech Inc.- 2 biostat C 15L	WR LAB 5a Room 135A	00257/96, 00256/96
2a	1,751	Z-1100B	00377			B. Braun Biotech Inc.- 2 biostat C 15L	WR LAB 5a Room 135A	00257/96, 00256/96
2a	953	Z-1100C	00383	5/11/2001	B. Braun Biotech	Keofit Sample Valve, Biostat-see sys 18	WR LAB 5	01010/97, 01008/97
2a	992	Z-1100E	00289	7/18/2001	B. Braun Biotech	Fermenter	WR LAB 5a Room 135A	04087/01

Witmer Road Property - Included Assets	Exhibit B

Grouping Legend
1a General Building Infrastructure
2a Process Equipment
3a Lab Equipment
6a IT Equipment

Group	FAS System #	Equipment Tag #	FAS Tag #	Acq Date	Vendor	Description	Location	Serial Number
2a	993	Z-1100F	00290	7/18/2001	B. Braun Biotech	Fermenter-see notes tab-BIOSTAT C-15	Lab 5A	04088/01
2a	994	Z-1100K	00384	7/18/2001	B. Braun Biotech	Fermenter-biostat C15	Lab 5	0414a/01
2a	1,137	Z-119	00912	2/14/2002	Millipore Corporation	Labscale TFF System	WR Lab 3
2a	650	Z-1200	00733		ALLEGHENY BRADFORD	ALLEGHENY BRADFORD-150L FERME	WR LAB 5	0
2a	1,133	Z-1200A	00772	2/28/2002	Allegheny Bradford Corp	150L ASME code Fermentor with mixer ass	Lab 5	0
2a	649	Z-1300	00732		ALLEGHENY BRADFORD	ALLEGHENY BRADFORD-1000L FERM	WR LAB 5	0
2a	N/A	Z-203PC/ MT03	00160			CONTROLLER	Lab 5	3241-1-1
3a	N/A	AE-1013-1			YSI	ANALYZER	Lab 8	#N/A
3a	912	AE-1022	00259	4/4/2001	Fisher Scientific	Spectrophotometer	WR LAB 6 Room 135	3FGD037003
3a	1,302	AE-1029	00986	9/25/2002	Fisher Scientific	Thermo-spectronic genesys 20 spectropho	PP-Rm 316	neose # AE-1029
3a	1,536	AE-1041	00648	8/31/2003	Guava Technologies	Guava PCA System-see sys 1866	PP 362	GTI-0300372, DPDL831
3a	1,568	AE-1042	01019	9/30/2003	Fisher Scientific	Gensys 5 spectophotometer package	Pilot Plant - Rm 361	3V8F157005
3a	1,723	AE-1051	01231	6/16/2004	Guava Technologies	Guava PCA System	Pilot Plant - Rm 337	GTI-0400438
3a	1,956	AE-1055	01343	8/31/2004	Cambrex Bio Science	Channel Reader w/ incubator UV Genrc	Lab 1 QC	1919188
3a	1,696	Agilent1	01165	4/30/2004	Agilent Technologies	Micro Vacuum Degasser	WR Lab 9 - Rm 146	JP40714634
3a	1,693	Agilent1	01167	4/30/2004	Agilent Technologies	1100 HPLC System with Cerity Software P	WR Lab 9 - Rm 146
3a	1,896	Agilent1	01168	4/30/2004	Agilent Technologies	1100 HPLC System with Cerity Soft Packg	WR Lab 9 - Rm 146
3a	1,897	Agilent1	01169	4/30/2004	Agilent Technologies	1100 HPLC Sys w/ Cerity Soft Packg-see	WR Lab 9 - Rm 146
3a	1,898	Agilent1	01170	4/30/2004	Agilent Technologies	1100 HPLC Sys w/ Cerity Soft Packg-sys	WR Lab 9 - Rm 146
3a	1,899	Agilent1	01171	4/30/2004	Agilent Technologies	1100 HPLC Sys w/ Cerity Soft Packg-see	WR Lab 9 - Rm 146
3a	1,703	Agilent1	01172	4/30/2004	Agilent Technologies	GMP Stand alone Bundle Cerity, IQ/OQ	WR Lab 9 - Rm 146	FRB40801S1
3a	1,697	Agilent2	01166	4/30/2004	Agilent Technologies	Micro Vacuum Degasser	Lab 9 - Rm 146	JP40714765
3a	1,694	Agilent2	01173	4/30/2004	Agilent Technologies	1100 HPLC System with Cerity Software P	WR Lab 9 - Rm 146
3a	1,900	Agilent2	01174	4/30/2004	Agilent Technologies	1100 HPLC System with Cerity Soft Packg	WR Lab 9 - Rm 146
3a	1,901	Agilent2	01175	4/30/2004	Agilent Technologies	1100 HPLC Sys w/ Cerity Soft Packg-see	WR Lab 9 - Rm 146
3a	1,903	Agilent2	01177	4/30/2004	Agilent Technologies	1100 HPLC Sys w/ Cerity Soft Packg-sys	WR Lab 9 - Rm 146
3a	765	CF-0149	00149	6/22/2000	Jouan	Centrifuge MR1812	WR LAB 4 Room 132	49709025
3a	1,274	CF-1005	00709	8/13/2002	Fisher Scientific	Marathon 16km microcentrifuge	WR LAB 6 Room 135B	207N0037
3a	N/A	CF-1006			Benchtop	Centrifuge	337	04004
3a	1,553	CF-1007	01020	9/18/2003	Fisher Scientific	Eppendorf Centrifuge 541R w/o Rotor 115	Pilot Plant - Rm 316	5426-07848

Witmer Road Property - Included Assets	Exhibit B

Grouping Legend
1a General Building Infrastructure
2a Process Equipment
3a Lab Equipment
6a IT Equipment

Group	FAS System #	Equipment Tag #	FAS Tag #	Acq Date	Vendor	Description	Location	Serial Number
3a	N/A	CF-1010			Benchtop	Centrifuge	361	#N/A
3a	N/A	CF-1011			Benchtop	Centrifuge	362	#N/A
3a	2,098	CF-1377	01377	10/31/2004	Amersham Biosciences Corp	Fraction Collector 200	Cold Room	1130435
3a	1,643	EDAS-290	01114	1/31/2004	Fisher	EDAS 290 EPI Win 110V, Demo Unit	WR Lab 9 ROOM 132	EKT03201771
3a	730	EV-522	00129	4/24/2000	Pope Scientific	Liquid pump distilbate POPE (see also F	Room 168	0
3a	526	EV-522	00977			Pope Scientific, Inc.-addition to FAS #	PP-Rm 168	0
3a	265	FD-0965	00965			Fisher - Freeze Dryer (Labconco)	Common Lab Area 413	#N/A
3a	N/A	FP-100			SIM AMINCO	CELL PRESS	413	#N/A
3a	N/A	FPLC-1			AMERSHAM	HPLC SYSTEM - FPLC	Lab 3	#N/A
3a	1,313	FPLC-2	00375	10/11/2002	Amersham Biosciences Corp	AKTA fplc	WR Lab 3	1057859
3a	2,124	HPLC-1370	01367	11/30/2004	Agilent Technologies	1100 Thermostatted Well-plate Sampler	Lab 7	DE43603782
3a	2,125	HPLC-1370	01368	11/30/2004	Agilent Technologies	1100 Thermostatted column Compartment	Lab 7	DE43642389
3a	2,126	HPLC-1370	01369	11/30/2004	Agilent Technologies	1100 Diode-array Detector	Lab 7	DE43623550
3a	2,123	HPLC-1370	01370	11/30/2004	Agilent Technologies	1100 Binary Pump	Lab 7	DE43616461
3a	1,576	KF-02	01078	10/23/2003	Fisher Scientific	KFD Titrino 758/B-20	WR LAB 9	10576598
3a	729	M-01	00107	4/24/2000	Fisher Scientific	Microscope- Zeiss- Axiostar	Lab 1	33485
3a	2,127	MFT03 (HPLC 1370	01371	11/30/2004	Agilent Technologies	HPLC 2D ChemStation S/W License Bundle	Lab 7	USU4390DW3
3a	1,243	MI-200	00583	6/30/2002	Millipore Corporation	Milliflex Vacuum Filtration System	LAB 1	0
3a	1,617	MPR-01	00787	12/16/2003	Molecular Devices	Spectramax Plus 384 microplate reader w	QC 147	MN03884
3a	N/A	N/A			CENTRIFUGE	FISHER	Lab 6	51200419
3a	1,671	OS-01	01150	3/31/2004	Fisher	Osmette Osmometer	WR Lab 9	HE0309B
3a	1,625	P-2460	01113	12/31/2003	APV North America	APV1000 Laboratory Homogenizer	Lab 2	1-0.3785
3a	661	PO-01	00945		VWR Scientific Products	VWR- polax 2L display polarimeter	QC 146	990223
3a	N/A	QC01			Beckman	Beckman HPLC (Autosampler, detector,	Lab 9	252645
3a	N/A	QC05-1			Dionex	Dionex HPLC (Autosampler, detector,	Lab 9	n/a
3a	N/A	QC05-2			Dionex	Dionex HPLC (Autosampler, detector,	Lab 9	n/a
3a	N/A	QC-15				AUTOSAMPLER	Lab 9	042/00821
3a	855	RI-71	00818	1/18/2001	Beckman Coulter, Inc	Shodex Refractive Index Detector-RI-71,	WR LAB 9
3a	1,276	SB-100	00705	8/19/2002	Fisher Scientific	Sonic Dismembrator	WR LAB 6 Room 135b	FS1392
3a	897	SDWATERS	00321	3/6/2001	Dell Direct Sales	Dell 866 mhz		F9D1D01

Witmer Road Property - Included Assets	Exhibit B

Grouping Legend
1a General Building Infrastructure
2a Process Equipment
3a Lab Equipment
6a IT Equipment

Group	FAS System #	Equipment Tag #	FAS Tag #	Acq Date	Vendor	Description	Location	Serial Number
3a	1,615	SP-0495	00495	12/31/2003	Digilab	U2810 UV/Vis Spectrophotometer	Lab 5	5860016
3a	1,712	SP-1199	01199	5/27/2004	Amersham Biosciences	Ultrospec 4300 Pro, plum	WR Lab 3	80-2112-45
3a	28	SS02	00994			Beckman Centrifuge & Rotors (2)	WR Lab 3	#N/A
3a	N/A	TOC-01	00224		TOC	Sievers	Lab 9	01022453/AS928
3a	685	UV-101	00902	1/31/2000	Shimadzu Scientific Instr	UV-Vis Detector Spectro	Lab 6	200505
3a	N/A	V-512A			w/ distillation columns	Rotovap	168	US 53400689
3a	N/A	V-513A			w/ distillation columns	Rotovap	168	US 53400689
3a	895		00223	3/15/2001	Sievers Instruments Inc	Portable TOC Package Sievers Model 800-	WR LAB 9 Room 146	TOC0102-2453
3a	1,826		00225	3/15/2001	Sievers Instruments Inc	Portable TOC Package Sievers Model 800-	LAB 9 Room 146	TOC0102-2453
3a	N/A				FISHER	MICROSCOPE	Lab 5A	#N/A
3a	N/A				WATERS	PHOTO DIODE ARRAY DETECTOR	Lab 8	#N/A
6a	841	MT02	00985	11/17/2000	Dell Direct Sales	Dell 866Mhz GX110 mini tower	Lab 5a	61SF401
6a	714		00021	3/9/2000	Copy-Quik	Ricoh Copier	Receptionist Area	57925
6a	803		00024	8/24/2000	Copi-Quik	Digital Copier & Digital Feeder-Ricoh	Copy Room	59360
6a	775		00096	6/30/2000	Universal Access	Compaq Server Rack	Server Room 190	0
6a	1,808		00160	9/22/2000	Dell Direct Sales	Dell 733 Mhz-see sys 819	Room 135	GVZL101
6a	829		00174	10/6/2000	Affiliated Business Solut	Fax Machine 3170	Reception Area	UYP18793
6a	946		00209	4/13/2001	Dell Direct Sales	Dell 866 mhz	IT	5CX7H01
6a	955		00244	5/17/2001	Hello Direct	Polycom Viewstation-see Notes tab	Conf Room B	0
6a	1,064		00308	11/28/2001	Dell Marketing LP	Pentium III-see sys 1851	WR LAB 4 ROOM 132	3CC2011
6a	1,251		00373		Parente Tech	Avaya Prologix Phone System-201 Witmer
6a	1,290		00389	8/1/2002	Vistacom	Soundstation for lunchroom	phonecloset-blackrac	0
6a	1,405		00395	2/14/2003	CDW Computer Services	SCADA Rack Accessories	Server Room	0
6a	848		00428	12/31/2000	Software House Inter	Server for Neose West	WR	D045DKH1K161
6a	1,452		00566	1/1/2003	Techniserv	SCADA/BOP System	WR SERVER	0
6a	1,275		00590	8/19/2002	CDW	CPQ EVO N800V 8/1.6 20GB Office XPP	P. Toland Trailer	5Y27KSQZW00J
6a	1,546		00626	8/31/2003	ePlus Technologies	Cisco Catalyst 3550 24 10/100 inline po	Server Room	CAT0713Y0S3
6a	1,127		00738	1/31/2002	Virtus Partners, LLC	HP Autoloader	WR Server Room	0
6a	1,339		00918	10/30/2002	TrueTime, Inc	Synchronized network time server	server room
6a	625		00943		META CHEM TECHNOLOGIES	Canon Fax (admin area)	UYG34350	0

Witmer Road Property - Included Assets	Exhibit B

Grouping Legend
1a General Building Infrastructure
2a Process Equipment
3a Lab Equipment
6a IT Equipment

Group	FAS System #	Equipment Tag #	FAS Tag #	Acq Date	Vendor	Description	Location	Serial Number
6a	1,648		01115	1/31/2004	Suppression Systems Inc	Fike SHP/Clean Agent Fire Suppression S	Server Room	0400885 - tank
6a	1,273		1273NT	8/30/2002	B. Braun Biotech	PCI Bus Board		0
6a	1,277		1277NT	8/30/2002	Rumsey Electric	RSLogix500 Programming Software	SCDA laptop	0
6a	1,295		1295NT	9/18/2002	Rumsey Electric	SCADA Software	software	0
6a	1,344		1344NT	11/11/2002	Ionics Instruments	Analog motherboard for model #400 TOC a	Computer Board	0
6a	1,379		1379NT	12/31/2002	The MNM Group, Inc	Install Additional Cable trays, panels in new used in Room 190		0
6a	1,588		1588NT	10/7/2003	ePlus Technology	Wireless Installation		0
6a	1,641		1641NT	12/31/2003	CDW	APC Rack -mount LCD Monitor/Keyboard Drawr-Citrix-see #1605,16		0
6a	776		776NT	6/30/2000	Associated Building	Projection Screen in Lunch Room		#N/A
6a						One 4-port KVM switch	Room #190
6a						One 16-port KVM switch (SCADA Rack)	Room #190
6a						One APC UPS 3000	Room #190
6a						One APC Netshelter Wall Mounted Rack	Room #190
6a						One Cisco 3500-48 port switch (SCADA net	Room #190	FAB0549Q28Q
6a						One Nextel BDA (actually owned by Nextel	Room #190
6a						Five Cisco Aironet 802.11 B access points	Distributed throughout
6a						Three AIR-ANT2012 and Two AIR-ANT59	Distributed throughout
6a						Two infrastructure racks and patch panels (c	Room #190
6a						One HP OfficeJet G95 (Fax/Scanner/Color Printer/Copier)		SG19E13TJ
6a						One HP 2200D Black & White Laser Printer (includes a network card-		JPGG72421
6a						One HP 2200D Black & White Printer (local printer)		CNDRC55654
6a	1,144			2/11/2002	Rodata	Visual Concert-see notes tab-goes with FAS	Conf Rm B	0

Rules and Regulations	Street Address/Tenant - Page 1

EXHIBIT C TO LEASE

THIS WORK LETTER (this “Work Letter”) is incorporated into that certain Lease (the “Lease”) dated as of September 1, 2006 by and between ARE-PA REGION NO. 6, LLC, a Delaware limited liability company (“Landlord”), and AUXILIUM PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”). Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1. General Requirements.

(a) Tenant’s Authorized Representative. Tenant designates Michael Cowan (“Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord.

(b) Landlord’s Authorized Representative. Landlord designates Lawrence J. Diamond and Vincent R. Ciruzzi (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant.

(c) Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that the architect (the “TI Architect”) for the Tenant Improvements (as defined in Section 2(a) below), the general contractor and any subcontractors for the Tenant Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall be named a third party beneficiary of any contract entered into by Tenant with the TI Architect, any consultant, any contractor or any subcontractor, and of any warranty made by any contractor or any subcontractor.

2. Tenant Improvements.

(a) Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the Premises desired by Tenant of a fixed and permanent nature. Other than funding the TI Allowance (as defined below) as provided herein, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy.

(b) Tenant’s Space Plans. Before performing any Tenant Improvements, Tenant shall deliver to Landlord schematic drawings and outline specifications (the “TI Design Drawings”) detailing Tenant’s requirements for the Tenant Improvements. Not more than 5 business days thereafter, Landlord shall deliver to Tenant the written objections, questions or comments of Landlord and the TI Architect with regard to the TI Design Drawings. Tenant shall cause the TI Design Drawings to be revised to address such written comments and shall resubmit said drawings to Landlord for approval within 7 business days thereafter. Such process shall continue until Landlord has approved the TI Design Drawings.

(c) Working Drawings. Not later than 20 business days following the approval of the TI Design Drawings by Landlord, Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the TI Design Drawings. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. Landlord shall deliver its written comments on the TI Construction Drawings to Tenant not later than 5 business days after Landlord’s receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent

Rules and Regulations	Street Address/Tenant - Page 2

with the TI Design Drawings. Tenant and the TI Architect shall consider all such comments in good faith and shall, within 20 business days after receipt, notify Landlord how Tenant proposes to respond to such comments. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the TI Design Drawings, Landlord shall approve the TI Construction Drawings submitted by Tenant. Once approved by Landlord, subject to the provisions of Section 4 below, Tenant shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(a) below).

(d) Approval and Completion. If any dispute regarding the design of the Tenant Improvements is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Allowance (as defined in Section 4(b) below), and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building Systems (in which case Landlord shall make the final decision). Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

3. Performance of the Tenant Improvements.

(a) Commencement and Permitting of the Tenant Improvements. Tenant shall commence construction of the Tenant Improvements upon obtaining and delivering to Landlord a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Landlord. The cost of obtaining the TI Permit shall be payable from the TI Allowance. Landlord shall assist Tenant in obtaining the TI Permit. Prior to the commencement of the Tenant Improvements, Tenant shall deliver to Landlord a copy of any contract with Tenant’s contractors (including the TI Architect), and certificates of insurance from any contractor performing any part of the Tenant Improvement evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance. Tenant shall cause the general contractor to provide a certificate of insurance naming Landlord, Alexandria Real Estate Equities, Inc., and Landlord’s lender (if any) as additional insureds for the general contractor’s liability coverages required above.

(b) Selection of Materials, Etc. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Tenant and Landlord, the option will be within Tenant’s reasonable discretion if the matter concerns the Tenant Improvements, and within Landlord’s sole and absolute discretion if the matter concerns the structural components of the Building or any Building System.

(c) Tenant Liability. Tenant shall be responsible for correcting any deficiencies or defects in the Tenant Improvements.

(d) Substantial Completion. Tenant shall substantially complete or cause to be substantially completed the Tenant Improvements in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature which do not interfere with the use of the Premises (“Substantial Completion” or “Substantially Complete”). Upon Substantial Completion of the Tenant Improvements, Tenant shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704. For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comport with good design, engineering, and construction practices which are not material; or (iii) to make reasonable adjustments for field deviations or conditions encountered during the construction of the Tenant Improvements.

Rules and Regulations	Street Address/Tenant - Page 3

(e) Changes. Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the TI Design Drawings, shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(f) Tenant’s Right to Request Changes. If Tenant shall request changes (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form or other form reasonably acceptable to Landlord (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall review and approve or disapprove such Change Request within 7 business days thereafter, provided that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed.

(g) Implementation of Changes. If Landlord approves such Change and Tenant deposits with Landlord any Excess TI Costs (as defined in Section 4(d) below) required in connection with such Change, Tenant may cause the approved Change to be instituted. If any TI Permit modification or change is required as a result of such Change, Tenant shall promptly provide Landlord with a copy of such TI Permit modification or change.

4. Costs.

(a) Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Tenant shall obtain a detailed breakdown, by trade, of the costs incurred or that will be incurred, in connection with the design and construction of the Tenant Improvements (the “Budget”), and deliver a copy of the Budget to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld or delayed. The Budget shall be based upon the TI Construction Drawings approved by Landlord and shall include a payment to Landlord of administrative rent (“Administrative Rent”) in an amount equal to 2% of the total cost of the Tenant Improvements for monitoring and inspecting the construction of the Tenant Improvements, which sum shall be payable from the TI Allowance. Such Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with, such monitoring of the construction of the Tenant Improvements, and shall be payable out of the TI Allowance. If the Budget is greater than the TI Allowance, Tenant shall deposit with Landlord the difference, in cash, prior to the commencement of construction of the Tenant Improvements, for disbursement by Landlord as described in Section 4(d).

(b) TI Allowance. Landlord shall provide to Tenant the following tenant improvement allowances (collectively, the “TI Allowance”):

1. an “Initial Tenant Improvement Allowance” in the maximum amount of $50 per rentable square foot in the Premises, or $2,500,000 in the aggregate, which shall, to the extent used, result in adjustments to the Base Rent as set forth in the Lease. The Initial Tenant Improvement Allowance shall be amortized over the Term at an interest rate of 10% per annum; and

2. an “Additional Tenant Improvement Allowance” in the maximum amount of $25 per rentable square foot in the Premises, or $1,250,000 in the aggregate, which shall, to the extent used, result in adjustments to the Base Rent as set forth in the Lease. The Additional Tenant Improvement Allowance shall be amortized over the Term at an interest rate of 10.5% per annum.

Tenant shall have the right to prepay without penalty the unamortized portion of the TI Allowance after the end of the initial 36 month period of the Term. Tenant shall provide Landlord at least 180 days’ prior written notice of Tenant’s desire and intent to so prepay the unamortized portion of the TI Allowance.

Before commencing the Tenant Improvements, Tenant shall notify Landlord how much Additional Tenant Improvement Allowance Tenant has elected to receive from Landlord. Such election shall be final and

Rules and Regulations	Street Address/Tenant - Page 4

binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute subjective discretion. The TI Allowance shall be disbursed in accordance with this Work Letter.

Tenant shall have no right to the use or benefit (including any reduction to Base Rent) of any portion of the TI Allowance not required for the construction of (i) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(d) or (ii) any Changes pursuant to Section 3. Tenant shall have no right to any portion of the TI Allowance that is not disbursed before the last day of the month that is 24 months after the Commencement Date.

(c) Costs Includable in TI Allowance. The TI Allowance shall be used solely for the payment of design, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements, Tenant’s voice or data cabling, the cost of preparing the TI Design Drawings and the TI Construction Drawings, validation and qualification costs (however, not more than an amount equal to 20% of the TI Allowance shall be used to pay any such validation and qualification costs), all costs set forth in the Budget, including Landlord’s Administrative Rent, and the cost of Changes (collectively, “TI Costs”). Notwithstanding anything to the contrary contained herein, the TI Allowance shall not be used to purchase any furniture, personal property or other non-Building System materials or equipment, including, but not be limited to, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements.

(d) Excess TI Costs. Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance. If at any time and from time-to-time, the remaining TI Costs under the Budget exceed the remaining unexpended TI Allowance, Tenant shall deposit with Landlord, as a condition precedent to Landlord’s obligation to complete the Tenant Improvements, 100% of the then current TI Cost in excess of the remaining TI Allowance (“Excess TI Costs”). If Tenant fails to deposit, or is late in depositing any Excess TI Costs with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge). For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease. The TI Allowance and Excess TI Costs is herein referred to as the “TI Fund.” Funds deposited by Tenant shall be the first thereafter disbursed to pay TI Costs. Notwithstanding anything to the contrary set forth in this Section 4(d), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the TI Fund. If upon Substantial Completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed portion of the TI Fund, Tenant shall be entitled to such undisbursed TI Fund solely to the extent of any Excess TI Costs deposit Tenant has actually made with Landlord.

(e) Payment for TI Costs. During the course of design and construction of the Tenant Improvements, Landlord shall pay TI Costs once a month against a draw request in Landlord’s standard form, containing such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month’s progress payments), inspection reports and other matters as Landlord customarily obtains, to the extent of Landlord’s approval thereof for payment, no later than 30 days following receipt of such draw request. Upon completion of the Tenant Improvements (and prior to any final disbursement of the TI Fund), Tenant shall deliver to Landlord: (i) a list setting forth the names of all contractors and first tier subcontractors who did the work and final, unconditional lien waivers from all such contractors and first tier subcontractors; (ii) as-built plans (one copy in print format and two copies in electronic CAD format) for such Tenant Improvements; (iii) a certification of substantial completion in Form AIA G704, (iv) a certificate of occupancy for the Premises; and (v) copies of all operation and maintenance manuals and warranties affecting the Premises.

Rules and Regulations	Street Address/Tenant - Page 5

5. Miscellaneous.

(a) Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

(b) Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

Rules and Regulations	Street Address/Tenant - Page 1

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made as of this              day of                     , 2006, between ARE-PA REGION NO. 6, LLC, a Delaware limited liability company (“Landlord”), and AUXILIUM PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated as of September 1, 2006 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is                     , 2006, the “Rent Commencement Date is                     ,                     , and the expiration date of the Base Term of the Lease shall be midnight on                     ,                     .

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

AUXILIUM PHARMACEUTICALS, INC., a Delaware corporation,

By:
Its:

LANDLORD:

ARE-PA REGION NO. 6, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., a Maryland corporation, general partner

By: ,
a

Rules and Regulations	Street Address/Tenant - Page 1

EXHIBIT E TO LEASE

Rules and Regulations

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

6. Tenant shall maintain the Premises free from rodents, insects and other pests.

7. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

8. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

9. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

10. Tenant shall not permit the dumping of waste or refuse or permit any Hazardous Materials to be placed in any drainage system or sanitary system in or about the Premises.

11. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

12. No auction, public or private, will be permitted on the Premises or the Project.

13. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

14. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

Rules and Regulations	Street Address/Tenant - Page 2

15. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

16. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

17. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

None except as set forth below:

EXHIBIT G TO LEASE

BUILDING INFRASTRUCTURE

EXHIBIT H TO LEASE

CONSENT TO PROPERTY ACCESS AGREEMENTS